We hereby consent to the use in the Prospectus constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form S-6 (the "Registration Statement") of our report dated March 5, 1998, relating to the consolidated financial statements of The Prudential Insurance Company of America, which appears in such Prospectus.

We also consent to the reference to us under the heading "Experts" in the Prospectus.


/s/ PRICE WATERHOUSE LLP

New York, New York
April 24, 1998


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